Exhibit 99.2

Permian Resources Announces Full Redemption of 6.875% Senior Notes Due 2027

MIDLAND, Texas (March 6, 2024)—(BUSINESS WIRE)— Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) announced today that Permian Resources Operating, LLC (the “Issuer”), a subsidiary of Permian Resources, has given notice of its intention to redeem all of the Company’s outstanding $356,351,000 aggregate principal amount 6.875% Senior Notes due 2027 (the “Notes”) on April 5, 2024 (the “Redemption Date”). The redemption is being made in accordance with the terms and conditions of the Notes and the indenture governing the Notes (the “Indenture”). The redemption price per Note will be 100% of the principal amount of the Notes, plus accrued and unpaid interest up to, but excluding, the Redemption Date.

The Company has instructed UMB Bank, National Association, the trustee under the Indenture, to distribute a Notice of Redemption to all currently registered holders of the Notes on March 6, 2024. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the Notes may be obtained from the Company’s investor relations contacts provided below.

This press release shall not constitute a notice of redemption under the optional redemption provisions of the Indenture, nor does it constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. Permian Resources’ assets and operations are concentrated in the core of the Delaware Basin.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding the completion of the redemption, the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Be cautioned that these forward-looking statements are subject to all of the risk and uncertainties, most of which are difficult to predict and many of which are beyond Permian Resources’ control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, risks relating to the Company’s ability to realize the anticipated benefits and synergies of its merger with Earthstone Energy, Inc. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Hays Mabry – Sr. Director, Investor Relations

Mae Herrington – Engineering Advisor, Investor Relations

(832) 240-3265

ir@permianres.com